UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

__________________________________

Date of report (Date of earliest event reported): September 12, 2014

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-190698	80-0943668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2014, Portia Sue Perrotty resigned as a member of the board of directors of American Realty Capital Hospitality Trust, Inc. (the “Company”). Ms. Perrotty did not resign pursuant to any disagreement with the Company. Ms. Perrotty served as an independent director and as a member of the audit committee since September 2013.

Simultaneous with Ms. Perrotty’s resignation, the board of directors of the Company appointed Robert H. Burns as a member of the board of directors and audit committee in accordance with the terms of the Company’s bylaws.

Robert H. Burns, 84, has served as an independent director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since March 2012, and has served as an independent director of New York REIT, Inc. (“NYRT”) since October 2009. Mr. Burns also served as an independent director of American Realty Capital Trust III, Inc. (“ARCT III”) from January 2011 to March 2012 and American Realty Capital Trust V, Inc. (“ARCT V”) from January 2013 until September 2014. He also served as an independent director of American Realty Capital Trust, Inc. (“ARCT”) from January 2008 until January 2013 when ARCT closed its merger with Realty Income Corporation. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained international recognition in 1980 with the opening of The Regent Hong Kong, which had many amenities and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, a small, luxury hotel in northern Italy, and working on developing hotel projects in Asia, focusing on Vietnam and China. The Company believes that Mr. Burns’ current experience as a director of ARC HT and NYRT, his prior experience as a director of ARCT, ARCT III and ARCT V and his experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of the board of directors.

Mr. Burns, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the director incentive restricted share plan. The Company pays to each of its independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 for each meeting the director attends virtually and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per director per day. The board of directors may also approve the acquisition of real property and other related investments valued at $20,000,000 or less, and in which any portfolio of properties is valued in the aggregate of $75,000,000 or less, via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon with a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.

The Company also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:

☐	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or

☐	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, the Company will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

Under the restricted share plan, Mr. Burns will be entitled to receive an award of 1,333 restricted shares of common stock on the date of appointment and at each annual stockholder’s meeting. Restricted stock issued to independent directors vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: September 12, 2014	By: /s/ William M. Kahane______
	Name:	William M. Kahane
	Title:	Chief Executive Officer,
President and Director